                                                                  EXHIBIT 10.21


                             THIRTEENTH AMENDMENT TO
                        RESTATED BUSINESS LOAN AGREEMENT

         THIS THIRTEENTH AMENDMENT TO RESTATED BUSINESS LOAN AGREEMENT (the "Amendment") is entered into as of September 5, 2001, between FRESH AMERICA CORP., a Texas corporation ("BORROWER"), the "Subsidiary/Debtors" (herein so called) named on the signature pages of this Amendment, and BANK OF AMERICA, N.A., formerly Bank of America NT & SA, successor in interest by merger with Bank of America, N.A., formerly NationsBank, N.A. ("BANK").

         Borrower and Bank entered into the Restated Business Loan Agreement dated February 2, 1998 (as amended, extended, renewed, or restated, the "LOAN AGREEMENT"), providing Borrower with a revolving line of credit. Borrower has requested Bank to amend certain provisions of the Loan Agreement as provided in PARAGRAPH 2 below and the other Loan Documents as provided herein, including without limitation a restructure and conversion of the line of credit into a term loan, and Bank has, upon and subject to the terms of this Amendment, agreed. Accordingly, for adequate and sufficient consideration, Bank, Borrower, and Subsidiary/Debtors hereby agree as follows:

         1. DEFINITIONS. Capitalized terms used herein and defined in the Loan Agreement shall have the meanings set forth in the Loan Agreement except as otherwise provided herein.

         2. AMENDMENTS. The Loan Documents are amended as follows:

            (A) The definitions of Affiliate and Confidentiality Agreement in
SECTION 1 are entirely amended as follows:

                  "Affiliate" of a Person means any other individual or entity who directly or indirectly controls, is controlled by or is under common control with that Person. For the purposes of this definition (a) "control," "controlled by," and "under common control with" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or other interests, by contract, or otherwise), (b) with respect to the Bank, any individual or entity in which the Bank holds, directly or indirectly, as least 25% of the equity thereof is an "Affiliate" of the Bank, and (c) the Companies are "Affiliates" of each other.

                  "Confidentiality Agreement" means, as between the Borrower and the Bank, the agreements set forth in SECTION 13.22 of this Agreement, and as between other Persons shall mean a Confidentiality Agreement upon terms similar to the provisions of SECTION 13.22 of this Agreement.

            (B) SECTION 2.1(a) is entirely amended as follows:

                  During the availability period described below, the Bank will provide a term loan (the "Term Loan") to the Borrower. The amount of the term loan (the "TERM LOAN COMMITMENT") equals $5,134,604.21 as of August 29, 2001. All Term Loan Commitment reductions provided for elsewhere in this Agreement shall be in addition to the Term Loan Commitment reductions contemplated by SECTION 2.4(c).

            (C) Each of SECTION 2.1(b), SECTION 2.1(d) and SECTION 2.4(e) is entirely amended to read as follows: Intentionally Omitted.

            (D) SECTION 2.2 of the Loan Agreement is amended to delete therefrom the date "August 29, 2001" and substitute in lieu thereof the date "January 2, 2002".

            (E) SECTIONS 2.4(c) is entirely amended to read as follows:

                  (c) The Borrower will pay on each of September 15, 2001 and December 15, 2001, installments of principal outstanding under the Term Note in the amount of $350,000, with a final installment in the amount of the remaining principal balance thereof to be due and payable on January 2, 2002, unless otherwise accelerated pursuant to the terms hereof.

            (F) The first sentence of SECTION 4.1 of the Loan Agreement is entirely amended as follows:

                  The interest rate on the outstanding principal amounts under the Term Loan Commitment is equal to the lesser of either (a) the maximum lawful rate of interest permitted under applicable usury laws, now or hereafter enacted (the "Maximum Rate") or
                  (b) the rate that is equal to the sum of the Bank's Reference Rate plus three and one-half percent (3.50%).

            (G) SECTION 10.4 of the Loan Agreement is entirely amended to read as follows:

                  10.4 Adjusted Borrowing Base Mandatory Prepayment. If at any time the principal outstanding under the Term Note plus the outstanding amounts of any letters of credit on such date (including the face amount of all undrawn and uncancelled letters of credit and amounts drawn on letters of credit and not yet reimbursed) exceeds the Adjusted Borrowing Base (calculated as of the end of the most recently preceding calendar month) , the Company shall immediately pay to the Bank any such excess.

                  "Subordinated Debt" means, at any time, (a) Debt of any Company incurred in connection with Borrower's 12% Senior Subordinated Notes Due May 1, 2003, in the principal amount of $20,000,000, and any notes given by Borrower in exchange for those notes if the notes so given are subject to the same terms as the original notes (collectively, the "SUBORDINATED NOTES"), and (b) any other Debt of any Company (i) incurred at a time when no Potential Default or


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


         Default has occurred and is continuing under this Agreement, (ii) the incurrence of which shall not cause a Potential Default or Default under this Agreement (iii) for which no scheduled or mandatory principal payment or sinking fund payment is due on or before the Expiration Date, (iv) whose covenants are no more restrictive than those set forth in this Agreement, and (v) the payment of which is subordinated to Debt owed by the Companies to the Bank in a manner acceptable to the Bank.

            (H) SECTION 10.11 is entirely amended as follows:

                  Capital Expenditures. No Company shall make Capital Expenditures other than Permitted Capital Expenditures. "Permitted Capital Expenditures" means commencing with the period beginning July 31, 2001, a total amount of Capital Expenditures that does not exceed $750,000 in the aggregate through the Expiration Date. Additionally, the Borrower shall provide to the Bank within thirty (30) days after the end of each month a report of the Capital Expenditures for the prior month and a comparison of such Capital Expenditures actually incurred to Capital Expenditures budgeted to occur in such calendar month and for such period of time, commencing with the month ending August 31, 2001.

            (I) SECTION 10.12 is hereby amended to read as follows:

                  10.12 Dividends. The Borrower shall not declare or pay any dividends on any of its shares except dividends payable in capital stock of the Borrower, and the Borrower shall not purchase, redeem or otherwise acquire for value any of its shares, or create any sinking fund in relation thereto.

            (J) SECTION 10.25(d), SECTION 10.25(n) and SECTION 10.25(o) are entirely amended to read as follows:

                  (d) Sell, assign, lease, transfer, or otherwise dispose of any of its assets (including, without limitation, equity interests in any Reporting Company) except, without duplication (i) sales and dispositions of inventory in the ordinary course of business, (ii) sales of assets which are obsolete or are no longer in use and which are not significant to the continuation of that Company's business, (iii) sales of assets (A) obtained as the result of mergers and consolidations permitted under this Agreement and Permitted Acquisitions and (B) which are unnecessary to that Company's business operations, (iv) sales and dispositions from any Company to any other Company,
                           (v) dispositions of assets where substantially similar assets have been or are simultaneously being acquired, (vi) arms-length sales and dispositions from any Company to any Unrestricted Subsidiary in the ordinary course of business on customary trade terms, and (vii) dispositions of assets on or prior to November 15, 1999, the net proceeds of which do not exceed $500,000 in any fiscal year. Provided, however, with respect to any sales other than sales of inventory in the ordinary course of business the Bank shall receive at least five (5) Banking Days prior written notice, and with respect to subsections (ii), (iii), and (vi), the proceeds of all such sales (other than the sale of certain assets in Louisiana for approximately $350,000 and the sale of certain assets in Austin, Texas, for approximately $400,000 which sales closed in November 1999), exclusive of reasonable expenses of selling, shall be immediately applied towards the repayment of the outstanding principal balance of the Term Note. All payments required pursuant to the foregoing sentence shall be credited to the scheduled reductions in the Term Loan in the inverse order of maturity.

                  (n) Additionally, the outstanding principal balance of the Term Note shall be reduced from time to time by the amount of one hundred percent (100%) of any all tax refunds received by the Borrower, net of any penalties required to be paid in connection therewith and any repatriation costs if such amount is paid by a non-U.S. taxing authority, all of which shall be applied to the principal owing to the Bank immediately upon receipt thereof by the Borrower.

                  (o) Additionally, the outstanding principal balance of the Term Note shall be reduced by the greater of (i) fifty percent (50%) of the cash proceeds, net of reasonable expenses of issuance, of any equity issued by any Company (other than the $5,000,000 in preferred stock to be issued by the Borrower on April 30, 2000, as described in the Tenth Amendment to Restated Business Loan Agreement and Waiver dated as of March 31, 2000, and the shares issued pursuant to that certain Securities Exchange and Purchase Agreement (the "Securities Agreement") dated as of August 14, 2001, among North Texas Opportunity Fund LP, John Hancock Life Insurance Company, John Hancock Variable Life Insurance Company, Signature 1A (Cayman), Ltd., Signature 3 Limited, Investors Partner Life Insurance Company, and the Borrower, the terms of which shall not be amended without the prior written consent of the Bank) or (ii) the amount of such net proceeds required to reduce the outstanding principal balance of the Term Note to an amount not in excess of the Adjusted Borrowing Base most recently reported to the Bank.

            (K) SECTIONS 10.32 AND 10.33 are hereby added to the Agreement to read as follows:




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

                  10.32 AGREEMENTS WITH LARRY MARTIN. Borrower shall not enter into any amendments to the Promissory Note dated September 5, 2001, executed by Borrower and payable to the order of Larry Martin in the original principal amount of $1,239,223.00, or that certain Stock Purchase Agreement dated as of December 12, 1997, among Borrower, Larry Martin and Hereford Haven, Inc., without the prior written consent of Bank.

                  10.33 PROJECTIONS. On or prior to September 17, 2001, Borrower shall deliver to the Bank financial projections for the Borrower and its Subsidiaries including liquidity projections on a weekly basis through December 31, 2001, in form and substance satisfactory to the Bank and its financial advisor, PricewaterhouseCoopers LLP.

            (L) SECTION 13.5 is entirely amended to read as follows:

                  13.5 ASSIGNMENTS. The Bank may assign to one or more assignees (each an "Assignee") all or any part of its Rights and obligations under the Loan Documents so long as (a) the Bank and Assignee obtain (unless the Assignee is an Affiliate of the Bank or a Default has occurred and is continuing at the time of such assignment) Borrower's consent to such assignment (which may not be unreasonably withheld or delayed in any instance and is not required if the Assignee is an Affiliate of the Bank or if a Default has occurred and is continuing); (b) the assignment is for an identical percentage of the Bank's Rights and obligations under each of the Revolving Facility Commitment and the Bridge Loan Commitment; (c) the assignment must be for a minimum total amount of $5,000,000 or, if less, the balance of the Commitments then outstanding hereunder; (d) any potential Assignee (other than an Affiliate of the Bank) shall execute a confidentiality agreement substantially in the form of the Confidentiality Agreement prior to receiving any information regarding the Companies; and (e) in connection with the initial assignment hereunder (other than an initial assignment of all of the Commitments then outstanding hereunder), the Bank, the Assignee, and Borrower will execute any appropriate amendments to the Loan Documents to effect a proper syndication of the credit facilities and to make the Assignee a party to this Agreement. Unless otherwise provided herein, any amendment, waiver, or consent under this Agreement shall require the written consent of lenders that in the aggregate hold at least 51% of the Bridge Loan Commitment and the Revolving Loan Commitment (collectively, the "Commitments"), and after the expiry or termination of the Commitments, hold at least 51% of the aggregate unpaid principal amount of the Commitments; provided, however, that no amendment, waiver, or consent shall, unless it is in writing and is signed by all the lenders, do any of the following:

                           (i) waive any of the conditions specified in SECTIONS
                           8.1 or 8.2, (ii) increase the Commitments of the lenders or subject the lenders to any additional obligations, (iii) reduce the principal of, or interest on, any amounts outstanding hereunder, or any fees or other amounts payable hereunder, (iv) postpone any date fixed for any payment of principal of, or interest on, any amounts payable hereunder,
                           (v) make any change which would alter the percentage of the Commitments or of the aggregate unpaid principal amount of the amounts payable hereunder, or the number of lenders, which shall otherwise be required for the lenders or any of them to take any action hereunder, or (vi) amend this SECTION 13.5. Once the assignment is effected and accepted, when necessary, by Borrower and the amendments described in CLAUSE (e) above are executed and delivered (if applicable), then, on and after the date of such assignment and amendments (if applicable), (a) the Assignee automatically becomes a party to this Agreement and, to the extent provided in the assignment and in the Loan Documents, as so amended, has the same Rights and obligations of the Bank under the Loan Documents with respect to its assigned interest, (b) the Bank, to the extent of the assigned interest and as otherwise provided in the assignment and in the Loan Documents, as so amended, is released from its obligations to make advances under this Agreement, (c) upon request, Borrower shall execute and deliver to the Bank and the Assignee the appropriate Revolving Notes and Bridge Notes reflecting the transfer of the assigned interest, and
                           (d) upon delivery of the notes under CLAUSE (c) preceding, the Bank shall return to Borrower all notes previously delivered to the Bank by Borrower under this agreement.

            (M) A new SECTION 13.22 is hereby added to the Agreement to read as follows:

                  13.22 CONFIDENTIALITY. The Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Assignee of or Participant in, or any prospective Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counter-party's or prospective counter-party's professional advisor) to any credit derivative transaction relating to obligations of the Borrower;
                           (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Bank on a non-confidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about Bank's or its Affiliates' investment portfolio in connection with ratings issued with respect to Bank or its Affiliates. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Bank on a non-confidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

            (N) Effective as of the date hereof, all references in the Loan Documents to the Revolving Facility Commitment are hereby amended to be references to the Term Loan Commitment, all references to the Revolving Note are hereby amended to be references to the Term Note, and all references to the "line of credit" shall be amended to be references to the "term loan." Effective as of the date hereof, Borrower may not borrow, repay, and reborrow hereunder, and Bank shall have no obligation to make advances to or issue letters of credit for the account of Borrower or its Subsidiaries.

         3. CONDITIONS PRECEDENT. This Amendment will not become effective until all corporate actions of Borrower and each of the Subsidiary/Debtors taken in connection herewith and the transactions contemplated hereby shall be satisfactory in form and substance to the Bank, and each of the following conditions precedent shall have been satisfied, all of which must occur on or before September 5, 2001:

         (a) Bank has received counterparts of this Amendment duly executed and duly delivered by Bank, Borrower, and each other party named on the signature page below, and the Term Note.

         (b) All fees and expenses, including reasonable legal and other professional fees and expenses incurred on or prior to the date of this Amendment by the Bank, including without limitation the fees and expenses of legal counsel and financial advisors to the Bank, shall have been paid to the extent that same have been billed.

         (c) The Bank shall have received a certificate of the Borrower certifying as to the accuracy, after giving effect to this Amendment, of the representations and warranties set forth in the Loan Agreement, the other Loan Documents and this Amendment, that there exists no Default or Potential Default after giving effect to this Amendment, and that the execution, delivery and performance of this Amendment will not cause a Default or Potential Default.

         (d) The Bank shall have received such other documents, instruments and certificates, in form and substance reasonably satisfactory to the Bank, as the Bank shall deem necessary or appropriate in connection with this Amendment and the transactions contemplated hereby, including without limitation copies of resolutions of the boards of directors of each of Borrower and each Subsidiary/Debtor which is a party to the documents contemplated by this Amendment.

         (e) The Bank shall have received true and correct copies of the Securities Agreement and all documents executed pursuant thereto or in connection therewith, all conditions precedent to the effectiveness thereof shall have been satisfied other than the effectiveness of this Amendment, and such documents shall become effective simultaneous with the effectiveness of this Amendment.

         (f) The Bank shall have received a payment on the Term Loan in the principal amount of $200,000, plus all accrued and unpaid interest due under the Term Loan through August 31, 2001.

         (g) The Bank shall have received a true and correct copy of any and all agreements between the Borrower and Larry Martin upon terms and conditions satisfactory to the Bank addressing payment of amounts due to Larry Martin pursuant to that certain Stock Purchase Agreement dated December 19, 1997, between the Borrower, Larry Martin and Hereford Haven, Inc.

         4. RELEASE. In consideration of the Bank's agreements herein and certain other good and valuable consideration, Borrower hereby expressly acknowledges and agrees that as of the date hereof it has no setoffs, counterclaims, adjustments, recoupments, defenses, claims or actions of any character, whether contingent, non-contingent, liquidated, unliquidated, fixed, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, known or unknown, against the Bank or any grounds or cause for reduction, modification or subordination of the obligations or owed to the Bank or any liens or security interests of the Bank. To the extent Borrower may possess any such setoffs, counterclaims, adjustments, recoupments, claims, actions, grounds or causes, Borrower hereby waives, and hereby releases the Bank from, any and all of such setoffs, counterclaims, adjustments, recoupments, claims, actions, grounds and causes, such waiver and release being with full knowledge and understanding of the circumstances and effects of such waiver and release and after having consulted counsel with respect thereto.

         5. CONTINUED EFFECT. Except to the extent provided herein, all terms, provisions, and conditions of the Loan Agreement and the other Loan Documents shall continue in full force and effect and are hereby ratified and confirmed, and the Loan Agreement and the other Loan Documents shall remain enforceable and binding in accordance with their respective terms. Borrower and each Subsidiary/Debtor confirms and agrees that the other Loan Documents, and the guaranties, liens, and security interests granted therein, shall continue to assure and secure Borrower's obligations and indebtedness to Bank, direct or indirect, arising pursuant to the Revolving Note and the Loan Agreement, whether or not such other Loan Documents shall be expressly affected by this Amendment. All references in the Loan Documents to the Loan Agreement shall hereafter be deemed to be references to the Loan Agreement affected by this Amendment.

         6. COUNTERPARTS. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same document, and each party hereto may execute this Amendment by signing any of such counterparts. Telecopies of signatures shall be binding and effective as originals.

         7. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon, and inure to be the benefit of, the parties hereto and their respective heirs, administrators, successors and assigns.

         8. NO ORAL AGREEMENTS. THIS WRITTEN DOCUMENT AND THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES IN RESPECT OF THE MATTERS COVERED HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         9. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

         10. LOAN DOCUMENT. This Amendment is a Loan Document and is subject to all provisions of the Loan Agreement applicable to Loan Documents, all of which are incorporated in this Amendment by reference the same as if set forth in this Amendment verbatim.

      [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK - SIGNATURE PAGE FOLLOWS]



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



         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.


BANK OF AMERICA, N.A. (formerly Bank of America NT &      FRESH AMERICA CORP., as Borrower
SA, successor in interest by merger with Bank of
America, N.A., formerly NationsBank, N.A.), as Bank


By                                                        By
   -------------------------------                          ---------------------------------
    William E. Livingstone, IV                              Name:
    Managing Director                                            ----------------------------
                                                           Title:
                                                                 ----------------------------



                              CONSENT AND AGREEMENT

To induce Bank to enter into this Amendment the undersigned jointly and severally (a) consent and agree to this Amendment's execution and delivery and the terms hereof, including without limitation the amendments to the Security Agreement and the Guaranty, (b) ratify and confirm that all guaranties, assurances, liens, and subordinations granted, conveyed, or assigned to Bank under the Loan Documents (as they may have been renewed, extended, and amended)
(i) are not released, diminished, impaired, reduced, or otherwise adversely affected by this Amendment, and (ii) continue to guarantee, assure, secure, and subordinate other debt to the full payment and performance of all present and future obligations under the Loan Documents, and (c) waive notice of acceptance of this consent and agreement, which consent and agreement binds the undersigned and their successors and permitted assigns and inures to Bank and its successors and permitted assigns.

FRESH AMERICA FLORIDA, INC.,
FRANCISCO ACQUISITION CORP.,
ALLIED-PERRICONE, INC., F/K/A SAM PERRICONE CITRUS CO., each as a Subsidiary/Debtor


By:
   --------------------------------------------------
     Name:
          -------------------------------------------
     Title:
           ------------------------------------------




                                      -10-